Exhibit 32

METHODE ELECTRONICS, INC.

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Methode Electronics, Inc. (the "Company") on Form 10-K for the period ended April 27, 2019 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 20, 2019	/s/ Donald W. Duda
Donald W. Duda
Chief Executive Officer

Dated:	June 20, 2019	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Methode Electronics, Inc. and will be retained by Methode Electronics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

1